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                                                                    EXHIBIT 10.1

                                   @PLAN. INC.
                                       and
                          THE GALLUP ORGANIZATION, INC.

                               Letter of Agreement

     The Gallup Organization, Inc. ("Gallup") agrees to provide @PLAN, INC., a Tennessee corporation ("@PLAN.") with survey research data as specified herein, The basic services to be provided by Gallup are:

     1. In cooperation with @PLAN. executives, Gallup will prepare a system of survey research designed to provide @PLAN. with statistically reliable data for profiling the United States population of adults who use World Wide Web applications other than e-mail. Such survey research will be conducted substantially as outlined in the Working Proposal dated August 1996 delivered by Gallup to @PLAN. (the "Working Proposal") as modified from time to time with the approval of @PLAN. and Gallup (taking into account timeline changes and executional changes necessitated by the results of our pilot test). The provisions of the Working Proposal, as so amended, are hereby incorporated herein by reference.

     2. Gallup shall provide the services contemplated by the Working Proposal for a term of one year from the date hereof, which term shall automatically be renewed for nine successive one-year periods unless @PLAN. shall have given written notice to Gallup 90 days prior to the commencement of any such renewal period to the contrary.

     3. All information provided to Gallup pursuant to this agreement shall be subject to the provisions of the Confidentiality Agreement dated July 9, 1996 by Gallup in favor of @PLAN. and all of the terms and conditions thereof are incorporated herein by reference.

     4. @PLAN. shall pay to Gallup for its services rendered hereunder $75,000 (the parties agree that Gallup shall have no obligation to initiate the pretest phase under this agreement until the $75,000 for this pretest has been received) for the pretesting of research system components, and an amount for the baseline study and successive tracking surveys and any other services provided as shall be mutually agreed to by Gallup and @PLAN. consistent with the estimates for such study and surveys set forth in the Working Proposal. Gallup's cost to @PLAN. for providing tracking surveys during the term of this Agreement shall not increase by more than annual percentage increase during the immediately preceding year in the Consumer Price Index--All Consumers (All Items)--United States City Average, as compiled by the United States Department of Labor. One-half of the cost for the base wave survey phase, in this case $410,000 shall be paid by @PLAN. prior to the commencement of this phase. Upon completion of the first half of the base wave survey phase (n=20,00 completed interviews), the


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          balance of the amount due ($410,000) shall be due and payable by
          @PLAN. within 30 days of the initiation of the second half of the base wave survey phase. For each successive quarterly tracking survey phase, one-half of the cost shall be due and payable by @PLAN. prior to the commencement of that quarter's survey phase. Upon completion of the first half of that quarterly tracking survey phase (n=50% of the total number of interviews to be completed for that quarter), the balance of the amount due shall be due and payable by @PLAN. before the letters to the recruited respondents are sent.

     5. The parties agree that the Gallup name may not be used in any advertising or promotional materials in support of a particular product, service, or point of view other than for the sole purpose of informing the recipient that Gallup conducted the survey research portion of the @PLAN. database. Public reference to Gallup research findings that support a particular product, service or point of view are similar prohibited. Both parties agree that @PLAN. INC. may put the following statement in advertising and promotional materials. "The survey research component of this database was generated by The Gallup Organization."

     6.   Any notice sent hereunder shall be sent to the following addresses:

          Gallup:     The Gallup Organization
                      300 South 68th Street Place
                      Lincoln, NE 68510
                      Attention: Cal Martin

          @PLAN:      @PLAN. INC.
                      1130 8th Avenue South
                      Nashville, TN 37203
                      Attention: Mark K. Wright

The foregoing sets forth the terms and conditions of the Agreement between Gallup and @PLAN. This Agreement shall be in effect immediately upon signing by both parties.

@PLAN. INC.                                    THE GALLUP ORGANIZATION, INC.

By: /s/ Mark K. Wright                         By: /s/ Cal Martin
    ---------------------                          ---------------------
Title: Chairman                                Title: Sr. VP
Date: 9/6/96                                   Date:  9/6/96



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                             THE GALLUP ORGANIZATION
                              PRINCETON, NEW JERSEY


Cal Martin                                           300 South 68th Street Place
Senior Vice President                                     Lincoln Nebraska 68510
                                                                  (402) 489-8700


December 19, 1997



Mr. Mark Wright
@plan.inc
Three Landmark Square
Suite 400
Stamford, Connecticut 06901

Dear Mark:

Below find the cost figures for continuing the current quarterly survey and for starting the U.S. population survey on April 1, 1998. The latter will continue for the three remaining quarters of 1998. We will continue to provide 10,000 Internet completes per quarter and the U.S. population survey will provide 2,000 completes each quarter.

The Internet survey will use the same design as 1.2. I am recommending that you add two enhancements to this survey. Both will be more cost-effective (than adding more RDD numbers to call) in producing RDD Internet completes.

Based on the data from 1.2 and earlier surveys, I recommend that we offer the $5.00 incentive to all RDD qualified respondents. I estimate this will add an additional 50 Internet completes in Stratum 2 and 60 Internet completes in Stratum 3 each quarter.

Second, I recommend we institute a call back reminder procedure to all qualified telephone respondents that agree to complete the Internet survey, take our incentive, and yet never log onto our site to complete the survey. Based on a study we embedded in 1.2, I estimate that we will increase RDD completes by 128, 81 and 74 in Stratum 1, 2, 3, respectively each quarter.

The U.S. population survey will use the same stratified RDD design as used for
2.0. The interview is expected to take 18 minutes on average. Gallup will provide to @PLAN.INC 2,000 completes per quarter for three quarters. We will use the same procedures currently in place to pass the data to @PLAN.INC.


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Below find the annual cost to @PLAN.INC for 1998 by expenditure category:

      ----------------------------------------------------------------------
      ITEM                                                          COST
      ----------------------------------------------------------------------
      ----------------------------------------------------------------------
      1.  Internet survey - 40,000 completes                   $1,148,000.00
      ----------------------------------------------------------------------
      2.  Incentives - Billed at cost. Not to exceed:          $  228,240.00
      ----------------------------------------------------------------------
      3.  Call back reminder to RDD respondents:               $   91,800.00
      ----------------------------------------------------------------------
      4.  Sample costs
              -  For all RDD samples                           $    6,340.00
              -  For list samples                              $   54,600.00
      ----------------------------------------------------------------------
      5.  U.S. population surveys                              $  321,360.00
      ----------------------------------------------------------------------

      ----------------------------------------------------------------------
      TOTAL 1998 COST                                          $1,850,340.00
      ----------------------------------------------------------------------

I would like us to use this letter as an amendment to our Letter of Agreement dated September 6, 1996, The Gallup Organization agrees that, except as specifically amended hereby, all of the terms and conditions of the Letter of Agreement shall remain in full force and effect. If you have any questions, please call me as soon as possible. Otherwise, you can simply sign and date this letter and return it to me in the enclosed envelope.


/s/ Cal Martin                                  /s/ Mark K. Wright
------------------------                        --------------------------
Cal Martin                                      Mark Wright
Senior Vice President                           CEO
The Gallup Organization                         @PLAN.INC

1-5-98                                          1-5-98
-------------                                   -------------
Date                                            Date

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                                    @PLAN.INC
                                       and
                          THE GALLUP ORGANIZATION, INC.

                         Addendum to Letter of Agreement

         WHEREAS, @PLAN.INC., a Tennessee corporation ("@Plan.") and The Gallup Organization, Inc. ("Gallup") have entered into a Letter of Agreement dated September 6, 1996, as first amended on January 5, 1998 (the "Original Agreement");

         WHEREAS, Gallup desires to provide @Plan. with survey research data as specified herein; and

         WHEREAS, @Plan. and Gallup intend for this Addendum to add to, modify or otherwise amend the Original Agreement, as amended.

         NOW, THEREFORE, in consideration of the mutual agreements and undertakings contained herein, the parties hereto agree as follows:

         1. Additional Services. Gallup agrees to add the following information to the services set forth on "Exhibit A" to the Original Agreement: The study will move to an all RDD sample with the implementation of Wave 7, beginning September 1, 1998.

         2. Pricing. The additional services shall cost $200,000 per year, payable in $50,000 quarterly installments. This amount is in addition to amounts due under the Original Agreement.

         3. Ownership. Gallup shall prepare the system of survey research solely on @Plan.'s behalf and for @Plan.'s use and benefit. The parties agree that all research and any other work Gallup performs in connection with the services contemplated herein shall be the exclusive property of @Plan.

         4. Entire Agreement. Except as expressly stated in this Addendum, all other terms and provisions of the Original Agreement shall remain unchanged and are in full force and effect.

         5. Amendments, Etc.. No amendment, modification, termination or waiver of any provision of this Addendum shall be effective unless that same shall be in writing and signed on behalf of the nonrequesting party , and then such consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         6. Severability. The parties agree that in the event any provision in this Addendum should be held to be prohibited or unenforceable, such prohibition or unenforceability shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Addendum.




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         The foregoing sets forth the terms and conditions of the Addendum between Gallup and @Plan. This Addendum shall be in effect immediately upon signing by both parties.


@PLAN.INC                                   THE GALLUP ORGANIZATION, INC.


By: /s/ Mark K. Wright                      By: /s/ Cal Martin
    -----------------------                     ----------------------

Title: CEO                                  Title: Sr V.P.
Date: 8/18/98                               Date: 8/20/98

                                    @PLAN.INC
                                       and
                          THE GALLUP ORGANIZATION, INC.

                         Addendum to Letter of Agreement

         WHEREAS, @PLAN.INC., a Tennessee corporation ("@PLAN"), and The Gallup Organization, Inc. ("Gallup") have entered into a Letter of Agreement dated September 6, 1996, as amended on January 5, 1998 and August 18, 1998 (the "Original Agreement");

         WHEREAS, @PLAN and Gallup intend for this Addendum to add to, modify or otherwise amend the Original Agreement (as so amended hereby, the "Agreement").

         NOW, THEREFORE, in consideration of the mutual agreements and undertakings contained herein, the parties hereto agree as follows:

         1. Exclusivity. During the term of this Agreement, Gallup shall conduct Research Services (as hereinafter defined) for the Internet and online population for use in syndicated marketing research products exclusively on behalf of and for the benefit of @PLAN.

         For purposes of this section, Research Services shall be defined as any and all services including and related to the telephone recruitment of a survey population of internet users and the collection of data from such population in any form, including by means of an online survey, for use in syndicated marketing research or database products. Research Services shall not include online or internet research for clients who do not incorporate the research in a syndicated database product which is marketed to subscribers for a fee.

         The Research Services provided by Gallup pursuant to this Agreement are provided for use in @PLAN's "omnibus" syndicated marketing research products ("Omnibus Products"). It is contemplated that @PLAN may contract with Gallup to provide Research Services for use in @PLAN's specialized "vertical" syndicated marketing research products ("Vertical Products"). In the event payments received by Gallup from @PLAN for Research Services pursuant to this Agreement for Omnibus Products in any calendar year are less than 90% of the payments received in the prior calender year pursuant to this Agreement for Omnibus Products, the exclusivity provisions of this paragraph 1 shall terminate with respect to such Omnibus Products. In the event @PLAN contracts with Gallup to provide Research Services for a Vertical Product and the payments received by Gallup from @PLAN for Research Services pursuant to the agreement for such Vertical Product in any calendar year is less than 90% of the payments received in the prior calendar year pursuant to the agreement for such Vertical Product, the exclusivity provisions of this paragraph 1 shall terminate with respect to such Vertical Product.

         2. Amendments, Etc.. No amendment, modification, termination or waiver of any provision of the Agreement shall be effective unless that same shall be in writing and signed on behalf of the nonrequesting party , and then such consent shall be effective only in the specific instance and for the specific purpose for which it is given.


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         3. Ownership. Gallup agrees that all research and any other work Gallup has performed or may perform, and any and all resulting work product and data, in connection with the Research Services provided pursuant to the Agreement shall be the exclusive property of @PLAN.

         4. Severability. The parties agree that in the event any provision in the Agreement should be held to be prohibited or unenforceable, such prohibition or unenforceability shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement.

         5. Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

         6. Entire Agreement. Except as expressly stated in this Addendum, all other terms and provisions of the Original Agreement shall remain unchanged and are in full force and effect.

         The foregoing sets forth the terms and conditions of the Addendum between Gallup and @PLAN. This Addendum shall be in effect immediately upon signing by both parties.


@PLAN.INC                                   THE GALLUP ORGANIZATION, INC.


By: /s/ Mark K. Wright                      By: /s/ Cal Martin
    --------------------------                  -------------------------
Title: CEO                                  Title: Sr V.P.
Date: 2/22/99                               Date: 2-19-99